Exhibit 99.1

COMPANY CONTACT
Elda Rudd
724 Solutions
(805) 884-8303
erudd@724.com

724 Solutions Discloses Executive Resignation

Santa Barbara, CA (June 27, 2006) - 724 Solutions (TSX: SVN, Pink Sheets: SVNX), announced today the resignation of Michael E. Luna, Chief Technology Officer, effective July 31, 2006. The Company has initiated a process to identify a replacement and in the meantime, his duties will be shared among existing employees.

About 724 Solutions
724 Solutions Inc. (TSX: SVN, Pink Sheets: SVNX) delivers reliable, scalable technology and solutions that allow mobile network operators and virtual network operators to rapidly deploy flexible and open next generation IP-based network and data services.  The company’s solutions enable the Unwired LifestyleTM, 724’s vision of how people will use mobile data services to enhance and enrich their professional and private lives with services relevant to their specific needs, with user communities preserved across generations of technology and with data services as reliable as voice.  724 Solutions is a global company with development operations in Canada and Switzerland with its corporate office in Santa Barbara, California.  For more information, visit www.724.com.

Cautionary Note Regarding Forward Looking Statements
This press release contains statements of a forward-looking nature. These statements are made under the “safe harbor” provisions of the Canadian provincial securities laws. These statements include the statements herein regarding: the services and products that will be offered by 724 Solutions, the benefits that businesses and individuals will obtain from these services and products, future demand for these services and products, and our plans and prospects. The accuracy of these statements may be impacted by a number of business risks and uncertainties that could cause actual results and events to differ materially from those projected or anticipated, including the risk and possibility that 724 Solutions will be unable to deploy its solutions and products, the risk that the demand for these solutions and products, or for 2.5G and 3G networks, will not increase as presently anticipated, the risk that general economic conditions will not improve or deteriorate, and the risk of uncertainty in terms of future actions or statements on the part of applicable stock exchanges. Additional information about these and other risks can be found in 724 Solutions’ filings with the Securities and Exchange Commission and with the Canadian Securities Administrators, including in the sections “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of its annual report on Form 10-K and its quarterly reports on Form 10-Q. 724 Solutions does not undertake any obligation to update this forward-looking information, except as required under applicable law.

Other Disclosure Documents
724 Solutions has filed a Management Information Circular and Proxy Statement and other documents in preliminary form with the U.S. Securities and Exchange Commission (the “SEC”) and with the Canadian Securities Administrators regarding its arrangement agreement with Austin Ventures VIII, L.P. and an affiliated entity, 724 Holdings, Inc., by which 724 Holdings, Inc. would acquire all the outstanding common shares of 724 Solutions not owned by Austin Ventures (or its related persons) and our chief executive officer. These documents contain, and when amended and filed in definitive form will contain, important information about the transaction, and 724 Solutions urges you to read these documents. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov) and you may obtain copies of all documents filed with the Canadian Securities Administrators regarding this transaction, free of charge, at www.sedar.com.

724 Solutions and certain of its affiliates may be deemed to be participants in the solicitation of proxies in connection with the proposed arrangement. A description of the interests of certain of 724 Solutions’ directors and executive officers in the Company is set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2005. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed arrangement, and a description of their direct and indirect interests in the proposed arrangement, as well as the interests of the Company’s executive officers and directors, are set forth in the Management Information Circular and Proxy Statement.